Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Energy Partners, L.P. Appoints

Keith E. Bailey to Its Board

DENVER—January 21, 2005—The General Partner of MarkWest Energy Partners, L.P. (AMEX: MWE), is pleased to announce the appointment of Keith E. Bailey to its Board of Directors.

“We are extremely pleased to have Keith join the MarkWest Energy Partners Board of Directors,” said Frank Semple, president and chief executive officer of Markwest. “As the former chairman, president of chief executive officer of the Williams Companies, Keith brings to our board significant expertise in the energy and financial markets.  He is a very seasoned executive who has always focused on growing long term value for the shareholders and I am certain that he will complement the strengths and diversity of our existing board.”

Bailey joined the Williams Companies Inc. (NYSE: WMB) in 1973, and served in many capacities with Williams and its subsidiaries during his tenure, including: President and Chairman of Williams Pipe Line, Chairman of Wiltel and Williams Communications, President of Williams Natural Gas, Executive Vice President and Chief Financial Officer OF Williams, and ultimately President and CEO of Williams.  Bailey also served on Williams’ Board of Directors from 1988 until his retirement in 2002, including eight years as its chairman.

Other current and past Board of Director positions in public companies include Bank of Oklahoma, Apco Argentina, Aegis, and Williams Energy Partners.  Bailey has received widespread recognition for his professional and civic accomplishments, being recognized as Energy CEO of the Year by Financial World and is in the Halls of Fame for the City of Tulsa and State of Oklahoma.

Active in a number of energy industry organizations, Bailey was a member of the board and chaired several committees with API, on the boards of AOPL, AGA and INGAA. He served on the Boards of Trustees for the University of Missouri–Rolla and the University of Tulsa.  Bailey has also been involved in a number of community and civic organizations, both nationally and in the Tulsa area, including serving as Board Chairman of United Way of America and on the national Board for the Salvation Army.

Bailey graduated from the Missouri School of Mines and Metallurgy with a B.S. in mechanical engineering and completed the PMD program at Harvard Business School.  He also holds an honorary doctorate in engineering from the University of Missouri-Rolla.

MarkWest Energy Partners L.P. is a publicly traded master limited partnership with a solid core of midstream assets and growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast, processing gas from the Appalachian basin and from Michigan. Its Northeast assets include natural gas processing facilities, liquids fractionation, transportation and storage facilities. It also has a growing asset base of gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for the current year, as filed with the SEC.